EXHIBIT 4.1



                          SECURITIES PURCHASE AGREEMENT

     This Securities Purchase Agreement is dated as of October 13, 2005 (this "AGREEMENT") by and between World Golf League, Inc., a Delaware corporation, with its principal executive office located at 2139 State Road 434, Suite 101, Longwood, Florida 32779 (the "COMPANY"), and DLC Capital Group, LLC, a New Jersey limited liability company with its principal executive office at 4400 Route 9, Suite 1000, Freehold, NJ 07728 ("PURCHASER").

                                    RECITALS

     A. Purchaser desires to purchase from the Company, and the Company desires to issue and sell to Purchaser, upon the terms and subject to the conditions of this Agreement, a convertible debenture of the Company in the aggregate principal amount of up to Seven Hundred Thousand Dollars ($700,000.00) (the "DEBENTURE"), in the form attached hereto as Exhibit A;
                                             ---------

     B. Simultaneously with the sale of the Debenture, the Company shall grant to the Purchaser a warrant to purchase 500,000,000 shares of its common stock (the "WARRANT") in the form attached hereto as Exhibit B; and
                                               ---------

     C. upon the terms and subject to the conditions set forth in the Debenture and the Warrant, the Debenture and Warrant are convertible and exercisable, respectively, into shares of the Company's Common Stock (the "COMMON STOCK");

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

I.     ISSUANCE  AND  SALE  OF  DEBENTURE  AND  WARRANT

     A. TRANSACTION. Purchaser hereby agrees to purchase from the Company, and the Company has offered and hereby agrees to issue and sell to Purchaser in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Debenture and the Warrant.

B. PURCHASE PRICE; FORM OF PAYMENT. The purchase price for the Debenture and the Warrant to be purchased by Purchaser hereunder shall be Seven Hundred
Thousand  Dollars  ($700,000.00)  (the  "PURCHASE  PRICE")  as  follows:

     1.     $250,000  upon  execution  of  this  Agreement.

2. $250,000 upon the Company filing with the Securities and Exchange Commission the Registration Statement on Form SB-2 (or similar form) as more particularly described in paragraph IV(I), below (the "SB-2")

3.     $150,000  the  earlier  of  45  days  after filing or SB-2 effective, and

4.     $50,000  upon  the  SEC  declaring  the  SB-2  effective.

     C. DELIVERY OF FUNDS, DEBENTURE AND WARRANT. In accordance with the foregoing schedule, Purchaser shall pay the Purchase Price by wire transfer of immediately available funds to the Company. Simultaneously with the execution of this Agreement, the Company shall deliver the Debenture and the Warrant (which shall have been duly authorized, issued and executed I/N/O Purchaser or, if the Company otherwise has been notified, I/N/O Purchaser's nominee).

II.     PURCHASER'S  REPRESENTATIONS  AND  WARRANTIES

     Purchaser represents and warrants to and covenants and agrees with the Company as follows:

     A. Purchaser is purchasing the Debenture and the Warrant, and the Common Stock issuable upon conversion or redemption of the Debenture (the "CONVERSION SHARES") and exercise of the Warrant (the "WARRANT SHARES") for its own account, for investment purposes only and not with a view towards or in connection with the public sale or distribution thereof in violation of the Securities Act. (the Conversion Shares and the Warrant Shares shall be collectively referred to as the "SECURITIES")

     B. Purchaser is (i) an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act, (ii) experienced in making investments of the kind contemplated by this Agreement, (iii) capable, by reason of its business and financial experience, of evaluating the relative merits and risks of an investment in the Securities, and (iv) able to afford the loss of its investment in the Securities.

     C. Purchaser understands that the Securities are being offered and sold by the Company in reliance on an exemption from the registration requirements of the Securities Act and equivalent state securities and "blue sky" laws, and that the Company is relying upon the accuracy of, and Purchaser's compliance with, Purchaser's representations, warranties and covenants set forth in this Agreement to determine the availability of such exemption and the eligibility of Purchaser to purchase the Securities;

     D. Purchaser understands that the Securities have not been approved or disapproved by the Securities and Exchange Commission (the "COMMISSION") or any state or provincial securities commission.

     E. This Agreement has been duly and validly authorized, executed and delivered by Purchaser and is a valid and binding agreement of Purchaser enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and except as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws.

     F. Purchaser has:

          1. evaluated the risks of a purchase of the Securities and has relied solely upon its own investigation of the Company and the information and representations made by the Company contained herein and any written information and documents provided to Purchaser by the Company and a review of the Company's publicly available Securities Exchange Act reports

          2. been given the opportunity to ask questions of, and receive answers from the Company concerning the terms and conditions of the Debenture and Warrant and the securities into which they are convertible and other matters pertaining to this investment, and has been given the opportunity to obtain such additional information necessary to verify the accuracy of the information contained in any documents provided in order for the Purchaser to evaluate the merits and risks of the purchase of the Securities to the extent the Company possesses such information or could acquire it without unreasonable efforts or expense, and has not been furnished with any other offering literature upon which he Purchaser has relied

          3. investigated the acquisition of the Securities to the extent the Purchaser has deemed necessary or desirable and the Company has provided the Purchaser with any assistance the Purchaser has requested in connection herewith

          4. determined that the Securities are a suitable investment for the Purchaser and that at this time the Purchaser could bear a complete loss of an investment in the Securities purchased hereby.

     G. The Purchaser is not relying on the Company, or any of its affiliates, or this Agreement, with respect to the Purchaser's tax consequences with respect to the Purchaser's purchase of the Securities

III.     THE  COMPANY'S  REPRESENTATIONS

The  Company  represents  and  warrants  to  Purchaser  that:

     A.     CAPITALIZATION.

          1. The authorized capital stock of the Company consists of 1,200,000,000 shares of Common Stock, par value $.001 and 10,000,000 shares of Series A non-convertible, redeemable Preferred Stock, par value $.001 of which 1,132,131,616 shares and 1,000,000 shares, respectively, are issued and outstanding as of the date hereof and are fully paid and non-assessable. The amount, exercise, conversion or subscription price and expiration date for each outstanding option and other security or agreement to purchase shares of Common Stock is accurately set forth on Schedule
                                                                        --------
     III.A.1.
     -------

          2. On November 1, 2005, the Company is holding a shareholder's meeting for the purpose of, among other items, amending the authorized capital stock of the Company from 1,200,000,000 to 2,500,000,000 at which time, the Conversion Shares and the Warrant Shares shall be duly and validly authorized and reserved for issuance by the Company, and, when issued by the Company upon conversion of the Debenture or exercise of the Warrant in accordance with the terms of such documents, will be duly and validly issued, fully paid and non-assessable and will not subject the Purchaser thereof to personal liability by reason of being such holder. The Company has represented that it currently is in received of affirmative votes, via proxy, to approve the amendment to increase the authorized shares. In the event that such amendment is not approved, such failure by the Company to duly and validly authorize the Conversion Shares and Warrant Shares shall be deemed an Event of Default.

          3.  Except as disclosed on Schedule III.A.3., there are no preemptive,
                                     ----------------
     subscription, "call," right of first refusal or other similar rights to acquire any capital stock of the Company or other voting securities of the Company that have been issued or granted to any person and no other obligations of the Company to issue, grant, extend or enter into any security, option, warrant, pre-payment of any warrant, "call," right, commitment, agreement, arrangement or undertaking with respect to any of their respective capital stock. Schedule IIII.A.3. describes the outstanding debenture in favor of Golden Gate Investors, Inc. and all outstanding obligations associated therewith. Provided, however, that the Company may enact an Employee Stock Option or Equity Incentive Plan and may register such Plan and grant such options and equities to employees and service providers under such Plan.

     B.     ORGANIZATION;  REPORTING  COMPANY  STATUS.

          1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and is duly qualified as a foreign corporation in all jurisdictions in which the failure so to qualify would reasonably be expected to have a material adverse effect on the business, properties, prospects, condition (financial or otherwise) or results of operations of the Company or on the consummation of any of the transactions contemplated by this Agreement (a "MATERIAL ADVERSE EFFECT").

          2. The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). The Common Stock is traded on the OTC Bulletin Board service of the National Association of Securities Dealers, Inc. ("OTCBB") under the symbol "WGFL" and the Company has not received any notice regarding, and to its knowledge there is no threat of, the termination or discontinuance of the eligibility of the Common Stock for such trading.

     C. AUTHORIZATION. The Company (i) has duly and validly authorized and reserved for issuance shares of Common Stock, which is a number sufficient for the conversion of the Debenture and the exercise of the Warrant or shall have at the time of Closing and (ii) at all times from and after the date hereof shall have a sufficient number of shares of Common Stock duly and validly authorized and reserved for issuance to satisfy the conversion of the Debenture in full and the exercise of the Warrant. The Company understands and acknowledges the potentially dilutive effect on the Common Stock of the issuance of the Conversion Shares and the Warrant Shares. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Debenture and the exercise of the Warrant in accordance with this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company and notwithstanding the commencement of any case under 11 U.S.C. Sec. 101 et seq. (the "BANKRUPTCY
                                                        -- ---
CODE"). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. Sec. 362 in respect of the conversion of the Debenture. The Company agrees to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. Sec. 362.

     D. AUTHORITY; VALIDITY AND ENFORCEABILITY. The Company has the requisite corporate power and authority to enter into the Documents (as such term is hereinafter defined) and to perform all of its obligations hereunder and thereunder (including the issuance, sale and delivery to Purchaser of the Securities). The execution, delivery and performance by the Company of the Documents and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Debenture and the issuance and reservation for issuance of the Conversion Shares and the Warrant Shares) have been duly and validly authorized by all necessary corporate action on the part of the Company. Each of the Documents has been duly and validly executed and delivered by the Company and each Document constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and except as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws. The Securities have been duly and validly authorized for issuance by the Company and, when executed and delivered by the Company, will be valid and binding obligations of the Company enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally. For purposes of this Agreement, the term "DOCUMENTS" means (i) this Agreement; (ii) the Registration Rights Agreement dated as of even date herewith between the Company and Purchaser, (iii) the Debenture; and (iv) the Warrant.

     E. VALIDITY OF ISSUANCE OF THE SECURITIES. The Debenture, the Conversion Shares upon their issuance in accordance with the Debenture, the Warrant and the Warrant Shares will be validly issued and outstanding, fully paid and nonassessable.

     F. NON-CONTRAVENTION. The execution and delivery by the Company of the Documents, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated hereby and thereby do not, and compliance with the provisions of this Agreement and other Documents will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien (as such term is hereinafter defined) upon any of the properties or assets of the Company or any of its Subsidiaries under, or result in the termination of, or require that any consent be obtained or any notice be given with respect to (i) the Articles or Certificate of Incorporation or By-Laws of the Company or the comparable charter or organizational documents of any of its Subsidiaries, in each case as amended to the date of this Agreement or as required to be amended to comply with this Agreement, (ii) any loan or credit agreement, Debenture, bond, mortgage, indenture, lease, contract or other agreement, instrument or permit applicable to the Company or any of its Subsidiaries or their respective properties or assets or (iii) any Law (as such term is hereinafter defined) applicable to, or any judgment, decree or order of any court or government body having jurisdiction over, the Company or any of its Subsidiaries or any of their respective properties or assets. Prior to the Closing, the Company shall provide Purchaser with documentary evidence that the Company has complied with all obligations, including the granting of a first right of refusal, to Golden Gate Investors, Inc. as required in the financing agreements between the Company and Golden Gate Investors, Inc. dated on or near June 10, 2004, and any amendments thereto.

     G. APPROVALS. No authorization, approval or consent of any court or public or governmental authority is required to be obtained by the Company for the issuance and sale of the Securities to Purchaser as contemplated by this Agreement, except such authorizations, approvals and consents as have been obtained by the Company prior to the date hereof.

     H. COMMISSION FILINGS. The Company has properly filed with the Commission all reports, proxy statements, forms and other documents required to be filed with the Commission under the Securities Act and the Exchange Act since becoming subject to such Acts (the "COMMISSION FILINGS"). As of their respective dates,
(i) the Commission Filings complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission promulgated thereunder applicable to such Commission Filings and (ii) to the best of the current management and Board of Directors knowledge none of the Commission Filings contained at the time of its filing any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Filings, as of the dates of such documents, were true and complete in all material respects and complied with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles in the United States ("GAAP") (except in the case of unaudited statements permitted by Form 10-Q under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that in the aggregate are not material and to any other adjustment described therein).

     I. FULL DISCLOSURE. There is no fact known to the Company (other than general economic or industry conditions known to the public generally) that has not been fully disclosed in the Commission Filings that (i) reasonably could be expected to have a Material Adverse Effect or (ii) reasonably could be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to the Documents.

     J. ABSENCE OF EVENTS OF DEFAULT. No "EVENT OF DEFAULT" (as defined in any agreement or instrument to which the Company is a party) and no event which, with notice, lapse of time or both, would constitute an Event of Default (as so defined), has occurred and is continuing.

     K. SECURITIES LAW MATTERS. Assuming the accuracy of the representations and warranties of Purchaser set forth in Article II, the offer and sale by the Company of the Securities is exempt from (i) the registration and prospectus delivery requirements of the Securities Act and the rules and regulations of the Commission thereunder and (ii) the registration and/or qualification provisions of all applicable state and provincial securities and "blue sky" laws. The Company shall not directly or indirectly take, and shall not permit any of its directors, officers or Affiliates directly or indirectly to take, any action (including, without limitation, any offering or sale to any person or entity of any security similar to the Debenture) which will make unavailable the exemption from Securities Act registration being relied upon by the Company for the offer and sale to Purchaser of the Debenture, the Conversion Shares, the Warrant and the Warrant Shares as contemplated by this Agreement. No form of general solicitation or advertising has been used or authorized by the Company or any of its officers, directors or Affiliates in connection with the offer or sale of the Debenture (and the Conversion Shares) as contemplated by this Agreement or any other agreement to which the Company is a party.

     L. REGISTRATION RIGHTS. Except as otherwise set forth on Schedule III.A.3, no Person has, and as of the Closing (as such term is hereinafter defined), no Person shall have, any demand, "piggy-back" or other rights to cause the Company to file any registration statement under the Securities Act relating to any of its securities or to participate in any such registration statement.

     M. INTEREST. The timely payment of interest on the Debenture is not prohibited by the Articles or Certificate of Incorporation or By-Laws of the Company, in each case as amended to the date of this Agreement, or any agreement, contract, document or other undertaking to which the Company is a party.

     N. NO MISREPRESENTATION. No representation or warranty of the Company contained in this Agreement or any of the other Documents, any schedule, annex or exhibit hereto or thereto or any agreement, instrument or certificate furnished by the Company to Purchaser pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     O. FINDER'S FEE. There is no finder's fee, brokerage commission or like payment in connection with the transactions contemplated by this Agreement for which Purchaser is liable or responsible.

IV.     CERTAIN  COVENANTS  AND  ACKNOWLEDGMENTS

     A. FILINGS. The Company shall make all necessary Commission Filings and "blue sky" filings required to be made by the Company in connection with the sale of the Securities to Purchaser as required by all applicable Laws, and shall provide a copy thereof to Purchaser promptly after such filing.

     B. REPORTING STATUS. So long as Purchaser beneficially owns any of the Securities, the Company shall timely file, including any requests for extension or notices of late filings, all reports required to be filed by it with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

     C. LISTING. Except to the extent the Company lists its Common Stock on The New York Stock Exchange, The American Stock Exchange or The Nasdaq Stock Market or other nationally recognized securities exchange, the Company shall use its best efforts to maintain its listing of the Common Stock on OTCBB. If the Common Stock is delisted from OTCBB, the Company will use its best efforts to list the Common Stock on the most liquid national securities exchange or quotation system that the Common Stock is qualified to be listed on.

     D. RESERVED CONVERSION COMMON STOCK. The Company at all times from and after the date hereof shall have such number of shares of Common Stock duly and validly authorized and reserved for issuance as shall be sufficient for the conversion in full of the Debenture and the exercise of the Warrant.

     E. INFORMATION. Each of the parties hereto acknowledges and agrees that Purchaser shall not be provided with, nor be given access to, any material non-public information relating to the Company.

     F. ACCOUNTING AND RESERVES. The Company shall maintain a standard and uniform system of accounting and shall keep proper books and records and accounts in which full, true, and correct entries shall be made of its transactions, all in accordance with GAAP applied on consistent basis through all periods, and shall set aside on such books for each fiscal year all such reserves for depreciation, obsolescence, amortization, bad debts and other purposes in connection with its operations as are required by such principles so applied.

     G. TRANSACTIONS WITH AFFILIATES. Except as otherwise disclosed, and agreements existing on the date of execution hereof, so long as the Debenture is outstanding, neither the Company nor any of its Subsidiaries shall, directly or indirectly, enter into any material transaction or agreement with any stockholder, officer, director or Affiliate of the Company or family member of any officer, director or Affiliate of the Company, unless the transaction or agreement is (i) reviewed and approved by a majority of Disinterested Directors (as such term is hereinafter defined) and (ii) on terms no less favorable to the Company or the applicable Subsidiary than those obtainable from a nonaffiliated person. A "DISINTERESTED DIRECTOR" shall mean a director of the Company who is not and has not been an officer or employee of the Company and who is not a member of the family of, controlled by or under common control with, any such officer or employee.

     H. CERTAIN RESTRICTIONS. So long as the Debenture is outstanding, no dividends shall be declared or paid or set apart for payment nor shall any other distribution be declared or made upon any capital stock of the Company, nor shall any capital stock of the Company be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan (including a stock option plan) of the Company or pursuant to any of the security  agreements  listed  on  Schedule  IV.H)  for  any consideration by the
                                  --------------
Company, directly or indirectly, nor shall any moneys be paid to or made available for a sinking fund for the redemption of any Common Stock. Provided, however, that the Company may enact an Employee Stock Option or Equity Incentive Plan and may register such Plan and grant options and equities to employees and service providers under such Plan.

I.     REGISTRATION.  The  Company  shall:

          1. Within thirty (30) days hereof, prepare and file with the SEC a registration statement on Form SB-2 or other appropriate form with respect to the Conversion Shares (the "Registrable Securities") and use all reasonable efforts to cause such registration statement to become effective within ninety (90) days hereof.

          2. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement in accordance with the participating sellers' intended method of distribution set forth in such registration statement;

          3. Furnish to the Purchaser such number of copies of the registration statement and the prospectus included therein, including each preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as it may reasonably request in order to facilitate the disposition of Registrable Securities owned by it covered by such registration statement;

          4. Use its best efforts to register and qualify the Registrable Securities covered by such registration statement under the securities laws of such jurisdictions as the Purchaser, or in the case of an underwritten offering, the managing underwriter, shall reasonably request, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction, and further provided that if, under applicable blue sky laws, any jurisdiction in which the Registrable
     Securities shall be qualified shall require that expenses incurred in connection with the qualification of the Registrable Securities in that jurisdiction be borne by the Purchaser and provided there is no exemption from such requirement by reason of the Company's obligation to pay such expenses pursuant to the foregoing provisions of this Section, and if the Purchaser does not agree to pay such expenses to the extent required by such jurisdiction, the Company shall have no obligation hereunder or otherwise to register and qualify the Registrable Securities covered by such registration statement in such jurisdiction;

          5. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement with terms generally satisfactory to the managing underwriter of such offering. The Purchaser shall also enter into and perform its obligations under such an agreement; provided, however, that such agreement is in usual and customary form;

          6. Promptly notify the Purchaser of the happening of any event as a result of which the prospectus included in a registration statement registering the Purchaser's Registrable Securities hereunder, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances in which they were made;

          7. Make available for inspection at the Company during its normal business hours by the Purchaser or any attorney, accountant or other agent retained by the Purchaser all pertinent, non-confidential financial and other records of the Company as may be reasonably requested by the Purchaser;

     J. SHORT SELLING. So long as the Debenture is outstanding, Purchaser agrees and covenants on its behalf and on behalf of its affiliates that neither Purchaser nor its affiliates shall at any time engage in any short sales with respect to the Company's Common Stock, or sell put options or similar instruments with respect to the Company's Common Stock. The parties acknowledge that, subject to an effective registration statement, Purchaser shall be entitled to sell the Common Stock from each Debenture conversion and Warrant exercise immediately upon submission of the applicable Debenture Conversion Notice and Warrant Notice of Exercise, and payment of the purchase price, to the Company for such Common Stock.

     K. RIGHT OF FIRST REFUSAL. Until all amounts due under the Debenture are paid, the Company agrees not to incur additional debt through third party financing without giving the Purchaser a right of first refusal. Purchaser shall be entitled to a right of first refusal to enable it to, at Holder's option, either: (i) match the terms of the other financing, or (ii) add additional principal to this Debenture, in the amount of such other financing, on the same terms and conditions as this DebentureThe Purchaser must exercise such right of first refusal within ten (10) days of the Purchaser's receipt of written notice of the Company's intent to seek said financing. In the event the Purchaser does not elect to exercise said right of first refusal, it has the right to demand repayment of 150% of the outstanding principal and accrued interest on the Debenture as a pre-condition to the Company closing on said third party financing. For purposes of this Right of First Refusal, the Company shall be defined to include all subsidiaries in which the Company holds a twenty-five percent (25%) or greater interest, all successors and assigns.

     L. TRANSFER AGENT. So long as the Debenture is outstanding, the Company agrees and covenants that it shall maintain, as its transfer agent, a Company with the capability to electronically transfer and deliver shares to the Purchaser in electronic format, commonly known as the DWAC system.

     M. RESTRICTIONS ON ENCUMBRANCES. Except as otherwise has been disclosed as of the date of this Agreement, so long as the Debenture is outstanding, the Company agrees and covenants that it shall not enter into any agreements which shall result in a lien, encumbrance, mortgage, security agreement, or direct claim against any asset or revenues of the Company or any of its affiliates. Provided however, the Company may enter into transactions which are in the ordinary course of business, or which create a purchase money security interest against an a newly acquired asset.

     N. AGREEMENT WITH GOLDEN GATE INVESTORS, INC. So long as the Debenture is outstanding, the Company agrees and covenants that it will, to the fullest extent allowable under those certain financing agreements with Golden Gate Investors, Inc. dated June 10, 2004, as amended, without breaching such agreements, elect to prepay that portion of the Debenture that Golden Gate Investors elects to convert. Moreover, the Company agrees to provide written notice to Golden Gate Investors of its intent to make payment in lieu of conversion, whenever such payment in lieu of conversion, is allowable pursuant to the Golden Gate Investors agreements.

     O. EXTRAORDINARY TRANSACTIONS. So long as the Debenture is outstanding, the Company agrees and covenants that it will not enter into any extraordinary transactions which would materially alter the business of the Company, including but not limited to, the sale of all, or substantially of its assets, the sale of any subsidiary or the spin-off of a subsidiary, unless the purchaser of such assets or subsidiary, or board of directors, and shareholders if necessary, of such spun off entity, affirmatively provide written agreement to be a party to and bound by the terms and conditions of this Agreement, jointly and severally with the Company.

V. ISSUANCE OF COMMON STOCK; CONVERSION AND REDEMPTION OF THE DEBENTURE; EXERCISE OF THE WARRANT

     A. The Company undertakes and agrees that no instruction other than the instructions referred to in this Article V and customary stop transfer instructions prior to the registration and sale of the Common Stock pursuant to an effective Securities Act registration statement shall be given to its transfer agent for the Conversion Shares and the Warrant Shares and that the Conversion Shares and the Warrant Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement and applicable law. Nothing contained in this Section V.A. shall affect in any way Purchaser's obligations and agreement to comply with all applicable securities laws upon resale of such Common Stock.

     B. Purchaser shall have the right to convert the Debenture and any accrued interest thereon into Common Stock at any time at the price equal to seventy percent (70%) of the average of the five lowest volume weighted average closing stock prices during the twenty (20) trading days immediately preceding the receipt by the Company of the Conversion Notice, but in no event greater than $0.25 per share. The exercise price of the Warrant is equal to eighty-two percent (82%) of the average of the five lowest volume weighted average closing stock prices during the twenty (20) trading days immediately preceding the receipt by the Company of the Warrant Notice of Exercise, but in no event greater than $0.25 per share. The Warrant shall expire three years from the effective date of the SB-2.

     C. Purchaser shall convert the Debenture and exercise the Warrant by telecopying an executed and completed Conversion Notice (as such term is defined in the Debenture) or Warrant Notice of Exercise (as such term is defined in the Warrant) to the Company by delivery of the Conversion Notice to the Company's transfer agent. Each date on which a Conversion Notice or Warrant Notice of Exercise is telecopied to and received by the Company's transfer agent in accordance with the provisions hereof shall be deemed a Conversion Date (as such term is defined in the Debenture). The transfer agent shall transmit the certificates evidencing the Common Stock issuable upon conversion of the Debenture (together with a new debenture, if any, representing the principal amount of the Debenture not being so converted) or exercise of the Warrant (together with a new Warrant, if any, representing the amount of the Warrant not being so exercised) to Purchaser via electronic DWAC delivery or if same is not available via express courier within two (2) business days after receipt by the Company of the Conversion Notice or Warrant Notice of Exercise (the "DELIVERY DATE").

     D. Upon the conversion of the Debenture or exercise of the Warrant or part thereof, the Company shall, at its own cost and expense, take all necessary action (including the issuance of an opinion of counsel) to assure that the Company's transfer agent shall issue stock certificates in the name of Purchaser (or its nominee) or such other persons as designated by Purchaser and in such denominations to be specified at conversion representing the number of shares of common stock issuable upon such conversion or exercise. The Company warrants that the Conversion Shares and Warrant Shares will be unlegended, free-trading, and freely transferable, and will not contain a legend restricting the resale or transferability of the Company Common Stock provided the Conversion Shares and Warrant Shares are being issued and sold pursuant to an effective registration statement covering the Common Stock to be sold or that the resale of such Conversion Shares and Warrant Shares are otherwise exempt from registration when sold.

     E. The Company understands that a delay in the delivery of the Common Stock in the form required pursuant to this section, or the Mandatory Redemption Amount described in Section E hereof, beyond the Delivery Date or Mandatory Redemption Payment Date (as hereinafter defined) could result in economic loss to the Purchaser. As compensation to the Purchaser for such loss, the Company agrees to pay late payments to the Purchaser for late issuance of Common Stock in the form required pursuant to Section E hereof upon Conversion of the Debenture or late payment of the Mandatory Redemption Amount, in the amount of $100 per business day after the Delivery Date or Mandatory Redemption Payment Date, as the case may be, for each $10,000 of Debenture principal amount being converted or redeemed. The Company shall pay any payments incurred under this
Section in immediately available funds upon demand. Furthermore, in addition to any other remedies which may be available to the Purchaser, in the event that the Company fails for any reason to effect delivery of the Common Stock by the Delivery Date or make payment by the Mandatory Redemption Payment Date, the Purchaser will be entitled to revoke all or part of the relevant Notice of Conversion or rescind all or part of the notice of Mandatory Redemption by delivery of a notice to such effect to the Company whereupon the Company and the Purchaser shall each be restored to their respective positions immediately prior to the delivery of such notice, except that late payment charges described above shall be payable through the date notice of revocation or rescission is given to the Company.

     F. Mandatory and Voluntary Redemption. In the event the Company is prohibited from issuing Common Stock, or fails to timely deliver Common Stock on a Delivery Date, or upon the occurrence of an Event of Default (as defined in the Debenture) or for any reason other than pursuant to the limitations set forth herein, or upon the occurrence of an Event of Default as defined in the Debenture, then at the Purchaser's election, the Company must pay to the Purchaser in ten (10) business days after request by the Purchaser or on the Delivery Date (if requested by the Purchaser) a sum of money equal to 150% of the Debenture designated by the Purchaser, together with accrued but unpaid interest thereon ("Mandatory Redemption Payment"). The Mandatory Redemption Payment must be received by the Purchaser on the same date as the Company Common Stock otherwise deliverable or within ten (10) business days after request, whichever is sooner ("Mandatory Redemption Payment Date"). Upon receipt of the Mandatory Redemption Payment, the corresponding Debenture principal and interest will be deemed paid and no longer outstanding. In accordance with the above payment schedule, the Company may, any time at its option, redeem for cash all or any part of the Debenture and any accrued interest thereon at a price equal to one hundred fifty percent (150%) of the outstanding principal amount.

     G. Buy-In. In addition to any other rights available to the Purchaser, if the Company fails to deliver to the Purchaser such Common Stock issuable upon conversion of a Debenture or exercise of a Warrant by the Delivery Date and if ten (10) days after the Delivery Date the Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Purchaser of the Common Stock which the Purchaser anticipated receiving upon such conversion (a "Buy-In"), then the Company shall pay in cash to the Purchaser (in addition to any remedies available to or elected by the Purchaser) the amount by which (A) the Purchaser's total purchase price
(including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate principal and/or interest amount of the Debenture or Warrant for which such conversion or exercise was not timely honored, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if the Purchaser purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 of Debenture or Warrant principal and/or interest, the Company shall be required to pay the Purchaser $1,000, plus interest. The Purchaser shall provide the Company written notice indicating the amounts payable to the Purchaser in respect of the Buy-In.

     H. The Securities shall be delivered by the Company to the Purchaser pursuant to Section I.C. hereof on a "delivery-against-payment basis" at the Closing.

     I. Adjustment of Exercise Price and Number of Shares. The Conversion Price and the number of shares of Common Stock subject to the Debentures (the "Debenture Stock") shall be subject to adjustment from time to time as follows

          1. Subdivision or Combination of Stock. If at any time or from time to time after the date of the Debentures (the "Issue Date") the Company shall subdivide its outstanding shares of Debenture Stock, the Conversion Price in effect immediately prior to such issuance or subdivision shall be proportionately reduced. If the outstanding shares of Debenture Stock of the Company shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased

          2. Adjustment for Stock Dividends. If and whenever at any time the Company shall declare a dividend or make any other distribution upon any class or series of stock of the Company payable in shares of Debenture
     Stock or securities convertible into shares of Debenture Stock, the Conversion Price and the number of shares to be obtained upon exercise of the Debentures shall be proportionately adjusted to reflect the issuance of any shares of Debenture Stock or convertible securities, as the case may be, issuable in payment of such dividend or distribution.

          3. Adjustment for Reclassifications. In case, at any time prior to the Debentures being paid in full, the Company undertakes any capital reorganization, reclassification of the Debenture Stock, the consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving corporation), or of the sale or other disposition of all or substantially all the properties and assets of the Company in its entirety to any other person, the Debentures shall, after such reorganization, reclassification, consolidation, merger, sale or other disposition (a "Reclassification"), be exercisable so that upon conversion each Creditor shall procure, in lieu of each share of Debenture Stock, the kind and amount of shares of stock, other securities, money or property receivable upon such Reclassification by the holder of one share issuable upon exercise of the Debentures had the Debentures been exercised immediately prior to such Reclassification at the price that would have been effective prior to such Reclassification. The provisions of this Paragraph I.3 shall similarly apply to successive Reclassifications.

          4. Anti-dilution Adjustment. If and whenever after the date hereof, the Company shall issue or sell any shares of its common stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of issue or sale, then forthwith the Conversion Price shall be reduced to the prices (calculated to the nearest tenth of a cent) determined by dividing (1) an amount equal to the sum of
     (aa) the number of Common Shares outstanding immediately prior to such issue or sale (assuming the conversion of all securities convertible into Common Shares) multiplied by the Conversion Price in effect immediately prior to such issue or sale, and (bb) the consideration, if any, received and deemed received by the Company upon such issue or sale, by (2) the total number of Common Shares outstanding and deemed outstanding immediately after such issue or sale. No adjustment of the Conversion Price, however, shall be made in an amount less that $.01 per share, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $.01 per share or more.

          5. Minimal Adjustments. No adjustment in the Conversion Price and/or the number of shares of Debenture Stock subject to the Debentures need be made if such adjustment would result in a change in the Conversion Price of less than one cent ($0.0001) or a change in the number of subject shares of less than one- hundredth (1/100th) of a share. Any adjustment less than these amounts which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of at least these amounts.

          6. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price hereto, the Company at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to Purchaser a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request at any time of Purchaser, furnish or cause to be furnished to Purchaser a like certificate setting forth (i) such adjustments and readjustments, (ii) the then effective Conversion Price and number of shares of Debenture Stock subject to the Debenture, and
     (iii) the then effective amount of securities (other than Debenture Shares) and other property, if any, which would be received upon exercise of the Debenture.

VI.     CLOSING  DATE;  EXPENSES;  FEES

     The  Closing  shall  occur  on  or  before           2005 at the offices of
                                               ----------
               by  the  delivery:  (i)  to  the  Purchaser  of  the  certificate
--------------
evidencing the Debenture, the Warrant and all other agreements referenced herein, and (ii) to the Company the Purchase Price. As a commitment fee, the Company shall issue to the Purchaser, at Closing, 22,500,000 restricted shares of the Company's common stock which shall have "piggy-back" registration rights or, at the Company's option, 3% of the Purchase Price payable in cash at closing. In addition, the Company shall reimburse the Purchaser, at Closing, for up to $10,000 for legal fees and expenses incurred in connection with this transaction.

     VII. CONDITIONS TO THE COMPANY'S OBLIGATIONS

     Purchaser understands that the Company's obligation to sell the Debenture on the Closing Date to Purchaser pursuant to this Agreement is conditioned upon:

     A.   Delivery by Purchaser to the Company of the Purchase Price;

     B. The accuracy on the Closing Date of the representations and warranties of Purchaser contained in this Agreement as if made on the Closing Date (except for representations and warranties which, by their express terms, speak as of and relate to a specified date, in which case such accuracy shall be measured as of such specified date) and the performance by Purchaser in all material respects on or before the Closing Date of all covenants and agreements of Purchaser required to be performed by it pursuant to this Agreement on or before the Closing Date; and

     C. There shall not be in effect any Law or order, ruling, judgment or writ of any court or public or governmental authority restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement.

VIII.     CONDITIONS  TO  PURCHASER'S  OBLIGATIONS

     The Company understands that Purchaser's obligation to purchase the Securities on the Closing Date pursuant to this Agreement is conditioned upon:

     A. Delivery by the Company of the Debenture, the Warrant, the fees and expenses set forth in Article VI above and the other agreements referenced herein (I/N/O Purchaser or I/N/O Purchaser's nominee);

     B. The accuracy on the Closing Date of the representations and warranties of the Company contained in this Agreement as if made on the Closing Date (except for representations and warranties which, by their express terms, speak as of and relate to a specified date, in which case such accuracy shall be measured as of such specified date) and the performance by the Company in all respects on or before the Closing Date of all covenants and agreements of the Company required to be performed by it pursuant to this Agreement on or before the Closing Date, all of which shall be confirmed to Purchaser by delivery of the certificate of the chief executive officer of the Company to that effect;

     C. There not having occurred (i) any general suspension of trading in, or limitation on prices listed for, the Common Stock on the OTCBB/Pink Sheet, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) the commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States or any of its territories, protectorates or possessions or (iv) in the case of the foregoing existing at the date of this Agreement, a material acceleration or worsening thereof;

     D. There not having occurred any event or development, and there being in existence no condition, having or which reasonably and foreseeably could have a Material Adverse Effect;

     E. There shall not be in effect any Law, order, ruling, judgment or writ of any court or public or governmental authority restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement;

     F. The Company shall have obtained all consents, approvals or waivers from governmental authorities and third persons necessary for the execution, delivery and performance of the Documents and the transactions contemplated thereby, all without material cost to the Company;

     G. Purchaser shall have received such additional documents, certificates, payment, assignments, transfers and other deliveries as it or its legal counsel may reasonably request, including due diligence documents, and as are customary to effect a closing of the matters herein contemplated;

     H. Delivery by the Company of an enforceability opinion from its outside counsel in form and substance satisfactory to Purchaser.

     IX.  SURVIVAL; INDEMNIFICATION

     A. The representations, warranties and covenants made by each of the Company and Purchaser in this Agreement, the annexes, schedules and exhibits hereto and in each instrument, agreement and certificate entered into and delivered by them pursuant to this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby. In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach or violation available to it under the provisions of this Agreement or otherwise, whether at law or in equity, irrespective of any investigation made by or on behalf of such party on or prior to the Closing Date.

     B. The Company hereby agrees to indemnify and hold harmless Purchaser, its affiliates and their respective officers, directors, partners and members (collectively, the "PURCHASER INDEMNITEES") from and against any and all losses, claims, damages, judgments, penalties, liabilities and deficiencies (collectively, "LOSSES") and agrees to reimburse Purchaser Indemnitees for all out-of-pocket expenses (including the fees and expenses of legal counsel), in each case promptly as incurred by Purchaser Indemnitees and to the extent arising out of or in connection with:

          1. any misrepresentation, omission of fact or breach of any of the Company's representations or warranties contained in this Agreement or the other Documents, or the annexes, schedules or exhibits hereto or thereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement or the other Documents;

          2. any failure by the Company to perform any of its covenants, agreements, undertakings or obligations set forth in this Agreement or the other Documents or any instrument, certificate or agreement entered into or delivered by the Company pursuant to this Agreement or the other Documents;

          3. the purchase of the Debenture, the conversion of the Debenture, the payment of interest on the Debenture, the issuance of the Warrant Shares, the consummation of the transactions contemplated by this Agreement and the other Documents, the use of any of the proceeds of the Purchase Price by the Company, the purchase or ownership of any or all of the Securities, the performance by the parties hereto of their respective obligations hereunder and under the Documents or any claim, litigation, investigation, proceedings or governmental action relating to any of the foregoing, whether or not Purchaser is a party thereto, except that such Indemnification shall not extend to the willful or negligent wrongdoing by Purchaser through no fault of the Company; or

          4. resales of the Common Stock by Purchaser in the manner and as contemplated by this Agreement.

     C. Purchaser hereby agrees to indemnify and hold harmless the Company, its Affiliates and their respective officers, directors, partners and members (collectively, the "COMPANY INDEMNITEES") from and against any and all Losses, and agrees to reimburse the Company Indemnitees for all out-of-pocket expenses (including the fees and expenses of legal counsel), in each case promptly as incurred by the Company Indemnitees and to the extent arising out of or in connection with:

          1. any misrepresentation, omission of fact or breach of any of Purchaser's representations or warranties contained in this Agreement or the other Documents, or the annexes, schedules or exhibits hereto or thereto or any instrument, agreement or certificate entered into or delivered by Purchaser pursuant to this Agreement or the other Documents; or

          2. any failure by Purchaser to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement or the other Documents or any instrument, certificate or agreement entered into or delivered by Purchaser pursuant to this Agreement or the other Documents.

     D. Promptly after receipt by either party hereto seeking indemnification pursuant to this Article IX (an "INDEMNIFIED PARTY") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "CLAIM"), the Indemnified Party promptly shall notify the party against whom indemnification pursuant to this
Article IX is being sought (the "INDEMNIFYING PARTY") of the commencement thereof, but the omission so to notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights or defenses by reason of such failure. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof.

Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party and the Indemnifying Party reasonably shall have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

     E. In the event one party hereunder should have a claim for indemnification that does not involve a claim or demand being asserted by a third party, the Indemnified Party promptly shall deliver notice of such claim to the Indemnifying Party. If the Indemnified Party disputes the claim, such dispute shall be resolved by mutual agreement of the Indemnified Party and the Indemnifying Party or by binding arbitration conducted in accordance with the procedures and rules of the American Arbitration Association. Judgment upon any award rendered by any arbitrators may be entered in any court having competent jurisdiction thereof.

     X. GOVERNING LAW

     This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida without regard to the conflicts of law principles of such state.

     XI. SUBMISSION TO JURISDICTION

     Each  of  the  parties hereto consents to the exclusive jurisdiction of the
federal courts whose districts encompass any part of the City of          or the
                                                                ----------
state  courts  of the State of            sitting in the City of              in
                              -----------                       -------------
connection  with  any  dispute  arising  under  this  Agreement  and  the  other
Documents. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum or improper venue to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile. Each party hereto irrevocably and unconditionally consents to the service of any and all process in any such action or proceeding in such courts by the mailing of copies of such process by registered or certified mail (return receipt requested), postage prepaid, at its address specified in Article XVII. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     XII. WAIVER OF JURY TRIAL

     TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS
AGREEMENT OR ANY OTHER DOCUMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND OTHER DOCUMENTS. EACH PARTY HERETO (I) CERTIFIES THAT NEITHER OF THEIR RESPECTIVE REPRESENTATIVES, AGENTS OR ATTORNEYS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (II) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

     XIII. COUNTERPARTS; EXECUTION

     This Agreement may be executed in counterparts, each of which when so executed and delivered shall be an original, but both of which counterparts shall together constitute one and the same instrument. A facsimile transmission of this signed Agreement shall be legal and binding on both parties hereto.

     XIV. HEADINGS

     The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

     XV. SEVERABILITY

     In the event any one or more of the provisions contained in this Agreement or in the other Documents should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     XVI. ENTIRE AGREEMENT; REMEDIES, AMENDMENTS AND WAIVERS

     This Agreement and the Documents constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of such parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by both parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     XVII. NOTICES

     Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally, or sent by telecopier machine or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally, or by telecopier machine or overnight courier service as follows:

     A.     If  to  the  Company,  to:

     World  Golf  League,  Inc.
     2139  State  Road  434,  Suite  101,
     Longwood,  Florida  32779
     Telephone:     407-331-6272
     Facsimile:
               -----------------
     ATTN:
          ----------------------

          If  to  Purchaser,  to:

     DLC  Capital  Group,  LLC.
     4400  Route  9,  Suite  1000,
     Freehold,  New  Jersey  07728
     Telephone:
               ------------------
     Facsimile:
               ------------------
     ATTN: Joseph  Fierro

     The Company or Purchaser may change the foregoing address by notice given pursuant to this Article XVI.

     XVIII. CONFIDENTIALITY

     Each of the Company and Purchaser agrees to keep confidential and not to disclose to or use for the benefit of any third party the terms of this Agreement or any other information which at any time is communicated by the other party as being confidential without the prior written approval of the other party; provide, however, that this provision shall not apply to information which, at the time of disclosure, is already part of the public domain (except by breach of this Agreement) and information which is required to be disclosed by law (including, without limitation, pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act and the Exchange Act).

     XIX. ASSIGNMENT

     This  Agreement  shall  not  be assignable by either of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed and delivered on the date first above written.


World Golf League, Inc.                         DLC Capital Group, LLC.

By: /s/ MICHAEL PAGNANO                         By: /s/ JOSEPH FIERRO
    -------------------                             -----------------

Name: Michael Pagnano                           Name: Joseph Fierro

Title: President                                Title: CEO